UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2022

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

$2.0 Million Secured Bridge Note Financing

On November 14, 2022, Auddia Inc. (the “Company”, “we” and “us”) entered into a Secured Bridge Note (“Note”) financing with one accredited investor who is a significant existing stockholder of the Company. The Company will receive $2,000,000 of gross proceeds in connection with this Note financing.

The principal amount of the Note is $2,200,000. The Note has a 10% interest rate and matures on May 31, 2023. The Note is secured by a lien on substantially all of the Company’s assets.

At maturity, the investor has the option to convert any original issue discount and accrued but unpaid interest into shares of the Company’s common stock. The fixed conversion price is $1.23 per share.

In connection with the Note financing, the Company will issue to the investor 300,000 common stock warrants with a five year term and a fixed $2.10 per share exercise price.

The Company has the option to extend the maturity date by six months to November 30, 2023. In the event of an extension, the interest rate on the Note will increase to 20% and the Company will issue to the investor an additional 300,000 warrants.

The investor will not be able to receive shares upon conversion or exercise, unless prior stockholder approval is obtained, if the number of shares to be issued to the investor, when aggregated with all other shares of common stock then owned by the investor beneficially or deemed beneficially owned by the investor, would (i) result in the investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Securities Exchange Act of 1934 or (ii) otherwise constitute a Change of Control within the meaning of Nasdaq Rule 5635(b). The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the common stock outstanding immediately prior to the proposed issuance of shares of common stock.

The foregoing description of the Note and related security agreement and warrants is qualified in its entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Line Common Stock Purchase Agreement

On November 14, 2022, the Company entered into a Common Stock Purchase Agreement (the “White Lion Purchase Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”).

Pursuant to the White Lion Purchase Agreement, the Company has the right, but not the obligation to require White Lion to purchase, from time to time, the lesser of (a) $10,000,000 and (b) the amount eligible under Form S-3 (the “Commitment Amount”) in aggregate gross purchase price of newly issued shares of the Company’s common stock.

Subject to the satisfaction of certain customary conditions, the Company’s right to sell shares to White Lion will commence on the date the Prospectus Supplement (discussed below) is filed, and extend until the earlier of (a) December 31, 2023; and (b) the date that all shares are sold under the White Lion Purchase Agreement (the “Commitment Period”). During such term, subject to the terms and conditions of the White Lion Purchase Agreement, the Company may notify White Lion when the Company exercises its right to sell shares (the effective date of such notice, a “Notice Date”), and shall delivery the applicable shares of common stock to White Lion along with the purchase notice. The number of shares sold pursuant to any such notice may not exceed the lesser of: (i) 30% of the average of the daily trading volume of the Company’s common stock over the five business days immediately preceding the date of delivery of a purchase notice; or (ii) $500,000, divided by the highest closing price of the Common Stock over the most recent five business days immediately preceding receipt of a purchase notice; and the maximum dollar amount of any purchase notice cannot exceed $500,000, subject to White Lion’s wavier of such limitations. The closing date of each sale of shares of common stock under the White Lion Purchase Agreement occurs one business day after the end of the Valuation Period (defined below).

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The purchase price to be paid by White Lion for any such shares will equal 97% of the lowest daily volume-weighted average price of common stock during a period of three consecutive trading days commencing on, and following, the applicable Notice Date (the “Valuation Period”).

No purchase notice shall result in White Lion beneficially owning (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder) more than 4.9% of the number of shares of the common stock outstanding immediately prior to the issuance of shares of common stock issuable pursuant to a purchase notice.

The Company may terminate the White Lion Purchase Agreement at any time in the event of a material breach of the Agreement by White Lion. In addition, the White Lion Purchase Agreement automatically terminates on the earlier of (i) the end of the Commitment Period or (ii) the date that, pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any person commences a proceeding against the Company.

In consideration for the commitments of White Lion, as described above, the Company has agreed that it will issue to White Lion, 140,186 shares of common stock (the “Commitment Shares”). The Commitment Shares will be included in the Prospectus Supplement, to the extent allowed by applicable law.

The White Lion Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions. Sales under the White Lion Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the filing of the Prospectus Supplement (defined below), and the filing with The Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the Shares. White Lion also agreed that neither it, nor any of its affiliates, would execute any short sales during the period from November 14, 2022 to the end of the Commitment Period.

There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the White Lion Purchase Agreement. The Company may deliver purchase notices under the White Lion Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the White Lion Purchase Agreement. Any proceeds that the Company receives under the White Lion Purchase Agreement are expected to be used for working capital and general corporate purposes.

The aggregate number of shares of common stock that the Company can sell to White Lion under the White Lion Purchase Agreement (including the Commitment Shares) may in no case exceed 2,501,700 shares of the common stock (which is equal to approximately 19.99% of the shares of the common stock outstanding immediately prior to the execution of the White Lion Purchase Agreement) (the “Exchange Cap”), unless stockholder approval is obtained to issue purchase shares above the Exchange Cap, in which case the Exchange Cap will no longer apply.

The issuance of the purchase shares and Commitment Shares are required to be registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-264227) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or before any sales of common stock begin under the White Lion Purchase Agreement (the “Prospectus Supplement”).

The foregoing description of the White Lion Purchase Agreement (as amended) is qualified in its entirety by reference to the full text of the White Lion Purchase Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing descriptions of the White Lion Purchase Agreement are qualified in their entirety by reference to such exhibits. The White Lion Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the White Lion Purchase Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission (the “SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

10.1	Secured Promissory Bridge Note dated November 14, 2022

10.2	Common Stock Warrant dated November 14, 2022

10.3	Security Agreement dated November 14, 2022

10.4	Common Stock Purchase Agreement, dated November 14, 2022, by and between Auddia Inc. and White Lion Capital LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

November 14, 2022	By:	/s/ Michael Lawless
Name: Michael Lawless
Title: Chief Executive Officer

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